UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015
NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 15, 2015, NuStar Energy L.P. (the “Partnership”) and certain of its subsidiaries entered into a $125 million accounts receivable securitization facility (the “A/R Facility”) pursuant to (i) a Purchase and Sale Agreement (“PSA”) entered into by and among NuStar Energy Services, Inc., NuStar Logistics, L.P. (“Logistics”), NuStar Pipeline Operating Partnership L.P., NuStar Supply & Trading LLC (together the “Originators”), the Partnership as initial servicer and NuStar Finance LLC, a newly formed bankruptcy-remote special purpose entity and wholly owned subsidiary of NuStar Logistics, L.P. (the “SPE”), as buyer and (ii) a Receivables Financing Agreement (“RFA”) by and among the SPE as borrower, PNC Bank, National Association (“PNC”) as administrative agent, lender and group agent, Mizuho Bank, Ltd. (“Mizuho”) as lender and group agent, and the Partnership as initial servicer and performance guarantor. The RFA has an initial termination date of June 15, 2018, and allows for the Borrower to thereafter annually request extensions for additional 364 day periods.

Under the PSA, the Originators will sell or contribute, on an ongoing basis, certain of their accounts receivable and related security and interests in the proceeds thereof to the SPE. The SPE will finance a portion of its purchase of the accounts receivable through borrowings, on a revolving basis, of up to $125 million (with the ability to request an increase in the size of the A/R Facility by $75 million) under the RFA, and such borrowings will be secured by the accounts receivable. The SPE will finance its purchase of the remaining portion of the accounts receivable by issuing subordinated promissory notes to the Originators for the amount of the purchase price of the receivable not paid in cash. The Partnership will be responsible for the servicing, administration and collection of the accounts receivable, with all collections going into lockbox accounts, and has also provided a customary guaranty of performance to the administrative agent with respect to certain obligations of the Originators and any successor servicer under the A/R Facility. Furthermore, the Partnership has delegated its duties and obligations under the RFA to Logistics as a sub-servicer. However, none of the Originators, the SPE or the Partnership has guaranteed the collectability of the accounts receivable or the creditworthiness of the obligors thereunder.

Loans under the RFA bear interest at a fluctuating rate that is either the applicable commercial paper rate (CP Rate as defined in the RFA) for conduit lenders issuing notes or, for loans funded other than through the issuance of notes, at the applicable Bank Rate (as defined in the RFA).

The A/R Facility contains various customary affirmative and negative covenants and default, indemnification and termination provisions, and the RFA provides for acceleration of amounts owed upon the occurrence of certain specified events. PNC and Mizuho areparties to Logistics’ Amended and Restated 5-Year Revolving Credit Agreement, as amended, and may have had relationships with the Partnership or its affiliates involving the provision of various financial services, such as investment banking, underwriting and commercial banking services.

The foregoing summary of the A/R Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the PSA and RFA, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the A/R Facility is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit

Exhibit 10.1
Purchase and Sale Agreement, dated as of June 15, 2015, among NuStar Energy Services, Inc., NuStar Logistics, L.P., NuStar Pipeline Operating Partnership L.P. and NuStar Supply & Trading LLC, as Originators, NuStar Energy L.P., as Servicer, and NuStar Finance LLC, as Buyer

Exhibit 10.2
Receivables Financing Agreement, dated as of June 15, 2015, by and among NuStar Finance LLC, as Borrower, the persons from time to time party thereto as Lenders and Group Agents, PNC Bank, National Association, as Administrative Agent, and Nustar Energy L.P., as initial Servicer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: June 19, 2015			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 10.1
Purchase and Sale Agreement, dated as of June 15, 2015, among NuStar Energy Services, Inc., NuStar Logistics, L.P., NuStar Pipeline Operating Partnership L.P. and NuStar Supply & Trading LLC, as Originators, NuStar Energy L.P., as Servicer, and NuStar Finance LLC, as Buyer

Exhibit 10.2
Receivables Financing Agreement, dated as of June 15, 2015, by and among NuStar Finance LLC, as Borrower, the persons from time to time party thereto as Lenders and Group Agents, PNC Bank, National Association, as Administrative Agent, and Nustar Energy L.P., as initial Servicer

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